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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Walter Energy, Inc.
(Name of Registrant as Specified In Its Charter)

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Walter Energy, Inc. 3000 Riverchase Galleria Suite 1700 Birmingham, AL 35244 www.walterenergy.com

Press Release

WALTER ENERGY OUTLINES PROGRESS ON BUSINESS PLAN
AND VALUE CREATION INITIATIVES IN LETTER TO SHAREHOLDERS

Begins Mailing Proxy Statement for April 25th Annual Meeting

        BIRMINGHAM, AL, March 11, 2013—Walter Energy Inc. (NYSE: WLT) (TSX: WLT) today began mailing the proxy statement for its Annual Meeting of Shareholders scheduled for April 25, 2013. In addition, Michael T. Tokarz, Chairman of the Board, and Walter J. Scheller, III, Chief Executive Officer and Director, sent a letter to all Walter Energy shareholders outlining progress made in executing the Company's strategy to achieve profitable growth in anticipation of the recovery of met coal prices.

        "The Board and management are intensely focused on maximizing the value of your investment in the Company," Messrs. Tokarz and Scheller state in the letter. "Moreover, we are committed to pursuing operational and financial initiatives that will support and accelerate our efforts—including, if value creating, further reducing production at any underperforming mines and exploring non-core asset sales."

        Text of letter from Messrs. Tokarz and Scheller to Walter Energy shareholders:

March 11, 2013

Dear Fellow Walter Energy Shareholders:

        Your Board, together with your Company's new senior management team, has made significant progress in executing a new strategic course for Walter Energy. We have created a geographically diversified, high-quality metallurgical (met) coal company and have overseen a significant increase in the production at our mines. Moreover, we have accomplished these objectives while taking decisive steps to materially reduce our operating costs in the context of navigating a challenging cyclical trough in met coal demand and pricing. As a result of these initiatives, the Company and its shareholders are well positioned to benefit fully from the anticipated recovery of the met coal market.

        At our April 25th Annual Meeting, you will have the opportunity to re-elect the Board of Directors of Walter Energy. We encourage you to vote today by telephone, by Internet, or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided.

        The Board and management are intensely focused on maximizing the value of your investment in the Company. We believe the disciplined execution of Walter Energy's business plan by our talented and experienced management team has put the Company on course to achieve this objective. Moreover, we are committed to pursuing operational and financial initiatives that will support and accelerate our efforts—including, if value creating, further reducing production at any underperforming mines and exploring non-core asset sales.

        Our progress should not be interrupted by the efforts of Julian Treger's U.K. hedge fund, Audley Capital, which, with less than 1% of the Company's shares and no articulated plans for delivering shareholder value, has said it intends to seek 50% of the Company's Board seats.

        We do not believe it is in our shareholders' best interest to risk jeopardizing our strong operational momentum as our efforts gain traction. Your Board has been instrumental in driving and supporting Walter Energy's new leadership and business initiatives. Now is not the time for change to our Company's leadership that could derail that progress.

        In our view, replacing our highly-qualified, engaged and independent directors with the Audley Capital bloc consisting of Mr. Treger and his four other nominees would be detrimental to the value of your investment.

OUR BUSINESS PLAN POSITIONS YOUR COMPANY FOR PROFITABLE GROWTH

        The full focus of our Board and management is to position Walter Energy for vigorous and profitable growth in anticipation of the recovery of met coal prices.

        We know our job is to continue to perform in the face of industry challenges. To that end, we have aggressively pursued critical steps to improve our results and reposition our assets. This effort has been led by Chief Executive Walter Scheller, who was appointed CEO by your Board 18 months ago and brings a significant track record of success in our industry. Following are notable 2012 milestones:

  •
  Safely increased production of high quality met coal by 35% to a record 11.7 million metric tons while reducing total reportable injuries by 26% from 2011.

  •
  Improved average met coal cash cost per ton of production by 6% in 2012 compared to 2011 and 20% in the fourth quarter of 2012 compared to the fourth quarter of 2011.

  •
  Curtailed production at low margin mines by more than 1 million metric tons and transitioned the Brule and Willow Creek mines from contractor-operated to owner-operated.

  •
  Reduced SG&A by 19% and tightened capital spending.

  •
  Maximized cash flow to pursue further debt reduction and improved liquidity and debt maturity profile.

  •
  Transformed the management team, adding three talented new executives in key positions and elevating two experienced and proven leaders to run its two key operating businesses.

        As we enter 2013, we have the capacity to produce in excess of 15 million metric tons of high quality met coal in our existing operations when market conditions warrant. We also continue to drive greater efficiencies throughout our business and seize opportunities to generate greater cash flow to improve our financial flexibility and continue development of our new Blue Creek Energy Mine in Alabama.

YOUR BOARD HAS A RECORD OF DELIVERING SUPERIOR SHAREHOLDER VALUE

        These positive developments are the most recent in a successful, long-term transformation of your Company that has created significant value for shareholders under the leadership of your Board. Walter Energy's directors are among the most experienced and accomplished in the mining industry and hold themselves and management accountable for acting in the best interests of all shareholders. To highlight a few key Board achievements:

  •
  Successfully engineered the evolution of Walter Energy into a focused, pure-play metallurgical coal mining company.

  •
  Implemented spin-offs of Mueller Water and Walter Investment Management, unlocking significant value for shareholders.

  •
  Presided over the major strategic acquisitions of Western Coal and the Chevron mineral leases. The now fully-integrated acquisitions have provided Walter Energy with operating, geographic and customer diversification with a 30+ year reserve life and in-place valuable growth options.

        The broad and diverse expertise of our Board will continue to serve Walter Energy well. Three experienced coal mining executives are on our Board, as well as directors with expert knowledge of the corporate governance, finance, accounting and regulatory requirements applicable to Walter Energy. Together they provide a balance of fresh perspectives and continuity, with four of the ten having served less than two years.

        To further expand and diversify the Board, Walter Energy recently appointed Nina Henderson as a Director. She brings significant leadership, governance and international expertise and experience, having served on numerous corporate boards including Royal Dutch Shell PLC, The Shell Transport and Trading Company, AXA Financial, Pactiv Corporation, and the Hunt Corporation.

        Your Board has demonstrated responsible stewardship and a clear vision in serving the best interests of the Company and you, its shareholders.

ON TRACK AND COMMITTED TO SHAREHOLDER VALUE CREATION

        As a result of all we have done and continue to do to position our Company for the future, we are confident that our shareholders will realize meaningful value from the long-term growth in demand we expect for met coal. We have the right team, strong momentum, and a proven track record of delivering shareholder value. We look forward to our continuing dialogue with you and to reporting our progress.

        Your vote is important in this election, and we urge you to vote TODAY so that your voice is heard. To elect the Walter Energy Board's nominees, we encourage you to vote today by telephone, by Internet, or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided.

Sincerely,

Michael T. Tokarz Chairman of the Board	Walter J. Scheller, III Chief Executive Officer and Director

Your Vote Is Important, No Matter How Many Or How Few Shares You Own
If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:
 INNISFREE M&A INCORPORATED
Shareholders Call Toll-Free: (877) 717-3898
Banks and Brokers Call Collect: (212) 750-5833
REMEMBER:
We urge you NOT to vote using any proxy card sent to you by
Audley, as doing so will revoke your vote on the WHITE proxy card.

About Walter Energy

        Walter Energy is the world's leading, publicly traded "pure-play" metallurgical coal producer for the global steel industry with strategic access to high-growth steel markets in Asia, South America and Europe. The Company also produces thermal coal, anthracite, metallurgical coke and coal bed methane gas. Walter Energy employs approximately 4,100 employees and contractors with operations in the United States, Canada and United Kingdom. For more information about Walter Energy, please visit www.walterenergy.com.

Safe Harbor Statement

        Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Forward-looking statements include expressions such as "believe," "anticipate," "expect," "estimate," "intend," "may," "plan," "predict," "will," and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: unfavorable economic, financial and business conditions; the global economic crisis; market conditions beyond our control; prolonged decline in the price of coal; decline in global coal or steel demand; prolonged or dramatic shortages or difficulties in coal production; our customer's refusal to honor or renew contracts; our ability to collect payments from our customers; inherent risks in coal mining such as weather patterns and conditions affecting production, geological conditions, equipment failure and other operational risks associated with mining; title defects preventing us from (or resulting in additional costs for) mining our mineral interests; concentration of our mining operations in limited number of areas; a significant reduction of, or loss of purchases by, our largest customers; unavailability of cost-effective transportation for our coal; significant increase in competitive pressures and foreign currency fluctuations; significant cost increases and delays in the delivery of raw materials, mining equipment and purchased components; availability of adequate skilled employees and other labor relations matters; inaccuracies in our estimates of our coal reserves; greater than anticipated costs incurred for compliance with environmental liabilities or limitations on our abilities to produce or sell coal; our ability to attract and retain key personnel; future regulations that increase our costs or limit our ability to produce coal; new laws and regulations to reduce greenhouse gas emissions that impact the demand for our coal reserves; adverse rulings in current or future litigation; inability to access needed capital; availability of licenses, permits, and other authorizations may be subject to challenges; risks associated with our reclamation and mine closure obligations; failure to meet project development and expansion targets; risks associated with operating in foreign jurisdictions; risks related to our indebtedness and our ability to generate cash for our financial obligations; downgrade in our credit rating; our ability to identify suitable acquisition candidates to promote growth; our ability to successfully integrate acquisitions; volatility in the price of our common stock; our ability to pay regular dividends to stockholders; costs related to our post-retirement benefit obligations and workers' compensation obligations; our exposure to litigation; and other risks and uncertainties including those described in our filings with the SEC. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. You are advised to read the risk factors in our most recently filed Annual Report on Form 10-K and subsequent filings with the SEC, which are available on our website at www.walterenergy.com and on the SEC's website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

Important Additional Information

        Walter Energy has filed with the Securities and Exchange Commission ("SEC"), a definitive proxy statement (as it may be amended or supplemented, the "Proxy Statement") concerning the proposals to be presented at Walter Energy's 2013 Annual Meeting of Stockholders in connection with the solicitation of proxies from Walter Energy's stockholders. The Proxy Statement contains important information about Walter Energy and the 2013 Annual Meeting. In addition, Walter Energy files annual, quarterly and special reports, proxy statements and other information with the SEC. INVESTORS AND SHAREHOLDERS ARE STRONGLY URGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY

CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT WALTER ENERGY AND THE PROPOSALS TO BE PRESENTED AT THE 2013 ANNUAL MEETING. These documents are available free of charge at the SEC's website (www.sec.gov) or from Walter Energy at our investor relations website (www.investorrelations.walterenergy.com). The contents of the websites referenced herein are not deemed to be incorporated by reference into the Proxy Statement.

Certain Information Regarding Participants

        Walter Energy, its directors and certain of its officers may be deemed to be participants in the solicitation of Walter Energy's stockholders in connection with its 2013 Annual Meeting. Information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of these persons is found in the Proxy Statement for the 2013 Annual Meeting, which is filed with the SEC. Additional information regarding these persons can also be found in other documents filed by Walter Energy with the SEC. Stockholders are able to obtain a free copy of the Proxy Statement and other documents filed by Walter Energy with the SEC from the sources listed above.

Investor Contact:	Paul Blalock Vice President, Investor Relations 205.745.2627 paul.blalock@walterenergy.com
Media Contact:	Ruth Pachman/Kekst and Company 212-521-4891 ruth-pachman@kekst.com

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  Press Release
WALTER ENERGY OUTLINES PROGRESS ON BUSINESS PLAN AND VALUE CREATION INITIATIVES IN LETTER TO SHAREHOLDERS Begins Mailing Proxy Statement for April 25th Annual Meeting